Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE
08-11

Contacts:	James Haddox, CFO	Ken Dennard / ksdennard@drg-e.com
	Reba Reid	Kip Rupp / krupp@drg-e.com
	Quanta Services Inc.	DRG&E
	713-629-7600	713-529-6600
QUANTA SERVICES REPORTS 2008 SECOND QUARTER RESULTS
Revenue of $961 million
GAAP Diluted EPS of $0.22
Cash Diluted EPS of $0.26
HOUSTON — August 6, 2008 — Quanta Services, Inc. (NYSE: PWR) today announced results for the three and six months ended June 30, 2008. On August 30, 2007, Quanta completed the acquisition of InfraSource Services, Inc. through an all-stock merger. Therefore, Quanta’s results for the three and six months ended June 30, 2008 are compared to its pre-merger historical results for the three and six months ended June 30, 2007.
     Revenues in the second quarter of 2008 were $960.9 million compared to revenues of $552.2 million in the second quarter of 2007. For the second quarter of 2008, income from continuing operations was $40.5 million or $0.22 per diluted share, compared to income from continuing operations of $21.8 million or $0.17 per diluted share in the second quarter of 2007. Cash earnings per diluted share from continuing operations (a non-GAAP measure) were $0.26 for the second quarter of 2008 as compared to $0.18 in the second quarter of 2007. Cash earnings per diluted share from continuing operations are before amortization of intangible assets and non-cash compensation expense, both net of tax. See the attached table for a reconciliation of non-GAAP measures to the reported GAAP measures.
     “The second quarter continued a trend of strong revenue growth and operating margin expansion for our business. For the quarter, pro forma internal revenue growth was approximately 20 percent compared to the second quarter of 2007 including the effects of all acquisitions in both periods,” said John R. Colson, chairman and chief executive officer of Quanta Services. “Our customers continue to invest in infrastructure despite a challenging economic environment. The growth in renewable energy generation is creating opportunities and adding momentum to the already strong electrical construction market.”
– more –

     Revenues for the first six months of 2008 were $1.81 billion compared to $1.12 billion for the first half of 2007. For the first six months of 2008, Quanta reported income from continuing operations of $64.8 million or $0.35 per diluted share, compared to income from continuing operations of $52.7 million or $0.39 per diluted share for the first six months of last year. Excluding $15.3 million in tax benefits primarily associated with the settlement of a multi-year audit by the Internal Revenue Service during the first quarter of 2007, adjusted income from continuing operations was $37.3 million and adjusted earnings per diluted share from continuing operations were $0.29 for the first six months of 2007. Adjusted income from continuing operations and adjusted earnings per diluted share from continuing operations are non-GAAP measures. See the attached table for a reconciliation of non-GAAP measures to the reported GAAP measures.
RECENT HIGHLIGHTS —
•	Allegheny Transmission Project Received Approval — Trans-Allegheny Interstate Line Company (TrAIL) recently announced that the Public Service Commission of West Virginia issued an order approving the TrAIL 500,000-volt transmission line in West Virginia. In 2007, Quanta was awarded the contract for installation of transmission infrastructure for this 210-mile project. Quanta has initiated pre-construction activities under this contract. The new transmission line, which spans West Virginia, Virginia and Pennsylvania, is expected to be completed by June 2011.
•	Acquired a Helicopter Services Company — The acquisition of Oregon-based Winco, Inc. (Winco) in July 2008 enables Quanta to deliver powerline helicopter services to its customers nationwide. Winco brings more than two decades of experience in helicopter-assisted transmission line construction, maintenance and repair services. Winco’s services augment Quanta’s existing transmission resources and better position Quanta to meet the evolving needs of its customers, especially in environmentally sensitive areas.
•	Completed Installation of Solar Energy System — This month Quanta completed the installation of a two-megawatt, ground-mounted solar system at the Denver International Airport. The nine-acre system is projected to provide 40 percent of the power supply required to run the airport and save the airport an estimated $13 million over the next 20 years. Quanta provided site preparation and installation services for the more than 9,000 panels required for the system. This is one of more than thirty renewable energy projects Quanta had in progress at the end of the second quarter.
– more –

OUTLOOK
     The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.
     Quanta expects revenues for the third quarter of 2008 to range between $1.00 billion and $1.04 billion and diluted earnings per share to be between $0.23 and $0.26. The third quarter 2007 results included the benefit of $17.9 million from the release of income tax contingencies. For the third quarter of 2007, earnings per diluted share from continuing operations were $0.30, which included $0.11 per diluted share from these tax benefits. Quanta expects cash earnings per diluted share for the third quarter of 2008 to range from $0.27 to $0.31. Amortization of intangibles and non-cash stock compensation expenses are forecasted to be approximately $12.6 million for the third quarter of 2008. These estimates include approximately $30 million of anticipated emergency restoration revenues for the third quarter of 2008.
     Quanta Services has scheduled a conference call for August 6, 2008, at 9:30 a.m. Eastern time. To participate in the call, dial (303) 262-2191 at least 10 minutes before the conference call begins and ask for the Quanta Services conference call. Investors, analysts and the general public also will have the opportunity to listen to the conference call over the Internet by visiting the company’s Web site at www.quantaservices.com. To listen to the call live on the Web, please visit the Quanta Services Web site at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call on the company’s Web site. A replay will also be available through August 13, 2008 and may be accessed by calling (303) 590-3000 and using the pass code 11116519. For more information, please contact Karen Roan at DRG&E by calling (713) 529-6600.
     The non-GAAP measures in this press release and the attached table are provided to enable investors to evaluate performance excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods. Reconciliations of other GAAP to non-GAAP measures not included in this press release can be found on the company’s Web site at www.quantaservices.com in the “Financial News” section.
     Quanta Services is a leading specialized contracting services company, delivering infrastructure network solutions for the electric power, natural gas, telecommunications and cable television industries. The company’s comprehensive services include designing, installing, repairing and maintaining network infrastructure nationwide. Additionally, Quanta provides point-to-point fiber optic telecommunications infrastructure and leasing in select markets and offers related design, procurement, construction and maintenance services. With operations throughout North America, Quanta has the manpower, resources and expertise to complete projects that are local, regional, national or international in scope.

Forward-Looking Statements
This press release (and oral statements regarding the subject matter of this release, including those made on the conference call and webcast announced herein) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, projected revenues and earnings per share and other projections of financial and operating results, capital expenditures, growth in particular markets, benefits of the Energy Policy Act of 2005, statements relating to the business plans or financial condition of utilities and our other customers, and Quanta’s strategies and plans, as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements can be affected by inaccurate assumptions and by a variety of risks and uncertainties that are difficult to predict or beyond our control, including, among others, quarterly variations in operating results; adverse changes in economic conditions and trends in relevant markets; the failure to realize expected synergies and benefits from the merger with InfraSource Services, Inc., and other potential adverse impacts on Quanta’s business or its financial results as a result of the merger, including unexpected costs or liabilities; delays or cancellations of existing projects and our ability to compete for new projects; dependence on fixed price contracts and the potential to incur losses with respect to these contracts; estimates relating to the use of percentage-of-completion accounting; the successful performance and completion of contracts; the ability to generate internal growth; the ability to effectively compete for market share; potential failure of the Energy Policy Act of 2005 to result in increased spending on the electrical power transmission infrastructure; the ability to attract skilled labor and retention of key personnel and qualified employees; potential shortage of skilled employees; growth outpacing infrastructure; the ability to successfully identify, complete and integrate acquisitions; the adverse impact of goodwill impairments; estimates and assumptions in determining financial results; unexpected costs or liabilities that may arise from lawsuits or indemnity claims related to the services Quanta performs; liabilities for claims that are self-insured or for claims that Quanta’s casualty insurance carrier fails to pay; the financial distress of Quanta’s casualty insurance carrier that may require payment for losses that would otherwise be insured; potential liabilities relating to occupational health and safety matters; risks associated with Quanta’s dark fiber leasing business, including regulatory changes and the potential inability to realize a return on capital investments; cancellation provisions within contracts and the risk that contracts are not renewed or are replaced on less favorable terms; the ability to realize backlog; the inability of customers to pay for services; beliefs and assumptions about the collectability of receivables; the ability to obtain performance bonds; the impact of a unionized workforce on operations and the ability to complete future acquisitions; the ability to continue to meet the requirements of the Sarbanes-Oxley Act of 2002; potential exposure to environmental liabilities; risks associated with operating in international markets; requirements relating to governmental regulation and changes thereto; rapid technological and structural changes that could reduce the demand for services; the cost of borrowing, availability of credit, debt covenant compliance and other factors affecting financing activities; the potential conversion of Quanta’s outstanding convertible subordinated notes; and other risks detailed in Quanta’s Annual Report on Form 10-K for the year ended December 31, 2007, Quanta’s Quarterly Report on Form 10-Q for quarter ended March 31, 2008 and any other documents of Quanta filed with the Securities and Exchange Commission (SEC). Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through the company’s web site at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov.
- Tables to follow -

Quanta Services, Inc. and Subsidiaries
Consolidated Statements of Operations For the Three and Six Months Ended June 30, 2008 and 2007 (In thousands, except per share information) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenues	$960,882	$552,220	$1,805,324	$1,121,179
Cost of services (including depreciation)	802,192	466,973	1,522,757	958,360

Gross profit	158,690	85,247	282,567	162,819
Selling, general & administrative expenses	76,292	47,021	147,008	95,976
Amortization of intangible assets	9,876	692	20,466	1,464

Operating income	72,522	37,534	115,093	65,379
Interest expense	(5,219)	(5,544)	(10,419)	(11,096)
Interest income	2,088	5,654	6,083	9,952
Other income (expense), net	278	82	482	111

Income from continuing operations before income tax provision	69,669	37,726	111,239	64,346
Provision for income taxes	29,151	15,943	46,469	11,696

Income from continuing operations	40,518	21,783	64,770	52,650
Income from discontinued operation	—	83	—	420

Net income	$40,518	$21,866	$64,770	$53,070

Basic earnings per share:
Income from continuing operations	$0.24	$0.18	$0.38	$0.45
Income from discontinued operation	—	—	—	—

Net Income	$0.24	$0.18	$0.38	$0.45

Weighted average basic shares outstanding	171,063	118,578	170,556	118,306

Diluted earnings per share:
Income from continuing operations	$0.22	$0.17	$0.35	$0.39
Income from discontinued operation	—	—	—	0.01

Net Income	$0.22	$0.17	$0.35	$0.40

Weighted average diluted shares outstanding	202,535	149,964	201,940	149,736

The calculation of earnings per share is provided in the following table.

Quanta Services, Inc. and Subsidiaries Calculation of Earnings Per Share For the Three and Six Months Ended June 30, 2008 and 2007 (In thousands, except per share information) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Income for basic earnings per share:
From continuing operations	$40,518	$21,783	$64,770	$52,650
From discontinued operation	—	83	—	420

Net income	$40,518	$21,866	$64,770	$53,070

Weighted average shares outstanding for basic earnings per share	171,063	118,578	170,556	118,306

Basic earnings per share:
From continuing operations	$0.24	$0.18	$0.38	$0.45
From discontinued operation	—	—	—	—

Net income	$0.24	$0.18	$0.38	$0.45

Income for diluted earnings per share:
Income from continuing operations	$40,518	$21,783	$64,770	$52,650
Effect of convertible subordinated notes under the “if-converted” method — interest expense addback, net of taxes	3,199	3,199	6,398	6,398

Income from continuing operations for diluted earnings per share	43,717	24,982	71,168	59,048
Income from discontinued operation	—	83	—	420

Net income for diluted earnings per share	$43,717	$25,065	$71,168	$59,468

Calculation of weighted average shares for diluted earnings per share:
Weighted average shares outstanding for basic earnings per share	171,063	118,578	170,556	118,306
Effect of dilutive stock options and restricted stock	822	734	734	778
Effect of convertible subordinated notes under the “if-converted” method — weighted convertible shares issuable	30,650	30,652	30,650	30,652

Weighted average shares outstanding for diluted earnings per share	202,535	149,964	201,940	149,736

Diluted earnings per share:
From continuing operations	$0.22	$0.17	$0.35	$0.39
From discontinued operation	—	—	—	0.01

Net income	$0.22	$0.17	$0.35	$0.40

Quanta Services, Inc. and Subsidiaries
Non-GAAP Financial Measures For the Three and Six Months Ended June 30, 2008 and 2007 (In thousands, except per share information) (Unaudited)

Reconciliation of GAAP Earnings per Diluted Share to
Cash Earnings and Adjusted Cash Earnings per Diluted Share

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
As reported income from continuing operations	$40,518	$21,783	$64,770	$52,650
Adjustments:
Impact of tax contingency releases	—	—	—	(15,338	)(a)

Adjusted income from continuing operations	40,518	21,783	64,770	37,312

Non-cash stock-based compensation, net of tax	2,796	1,080	5,099	2,208
Amortization of intangible assets, net of tax	6,024	422	12,484	893

Adjusted income from continuing operations for calculation of cash earnings and adjusted cash earnings per diluted share	$49,338	$23,285	$82,353	$40,413

From continuing operations:
As reported earnings per diluted share(b)	$0.22	$0.17	$0.35	$0.39

As adjusted earnings per diluted share(b)	$0.22	$0.17	$0.35	$0.29	(a)

Cash earnings and adjusted cash earnings per diluted share(b)	$0.26	$0.18	$0.44	$0.31	(a)

(a)	Reflects the elimination of tax benefits primarily associated with the settlement of a multi-year audit by the Internal Revenue Service in the first quarter of 2007.

(b)	As a result of applying the if-converted method for calculating diluted earnings per share, shares have been adjusted assuming conversion of Quanta’s convertible subordinated notes, and net income has been adjusted for an addback of related interest expense, net of tax
The non-GAAP measures in this press release are provided to enable investors to evaluate quarterly performance excluding the effects of items that management believes impact the comparability of operating results between periods.

Quanta Services, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (In thousands) (Unaudited)

	June 30,	December 31,
	2008	2007
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$304,791	$407,081
Accounts receivable, net	821,110	719,672
Costs and estimated earnings in excess of billings on uncompleted contracts	82,116	72,424
Inventories	31,033	25,920
Prepaid expenses and other current assets	78,571	79,665

Total current assets	1,317,621	1,304,762
PROPERTY AND EQUIPMENT, net	605,536	532,285
OTHER ASSETS, net	34,404	42,992
INTANGIBLE ASSETS, net	152,684	152,695
GOODWILL	1,380,249	1,355,098

Total assets	$3,490,494	$3,387,832

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt	$270,098	$271,011
Accounts payable and accrued expenses	435,724	420,815
Billings in excess of costs and estimated earnings on uncompleted contracts	48,688	65,603

Total current liabilities	754,510	757,429
CONVERTIBLE SUBORDINATED NOTES	143,750	143,750
DEFERRED INCOME TAXES AND OTHER NON-CURRENT LIABILITIES	314,391	301,510

Total liabilities	1,212,651	1,202,689

STOCKHOLDERS’ EQUITY	2,277,843	2,185,143

Total liabilities and stockholders’ equity	$3,490,494	$3,387,832

# # #